Exhibit 99.1

Special Committee of Alico, Inc. Engages Independent Financial and Legal Advisors to Pursue Strategic and Financial Alternatives

Fort Myers, FL, March 13, 2013 — Alico, Inc. (“Alico”) (NASDAQ:ALCO), an American agribusiness and land management company, today announced that the Special Committee of its Board of Directors has engaged Deutsche Bank Securities Inc. to act as its financial advisor and Greenberg Traurig, P.A. to act as its legal counsel to assist and advise the Special Committee with respect to pursuing potential strategic and financial transaction alternatives, including merger, business combination and sale transactions involving Alico.

As previously announced, Alico formed the Special Committee, composed entirely of independent directors not affiliated with Alico’s majority shareholder, Atlantic Blue Group, Inc. (“Atlanticblue”), following Atlanticblue’s announcement of its intention, in light of recent changes in the U.S. federal tax code, to pursue the sale of its entire equity position in Alico to a strategic or financial buyer.

The Special Committee intends to work with its independent financial and legal advisors to identify and evaluate all available strategic and financial alternatives to maximize shareholder value and that are in the best interests of Alico and its shareholders. Atlanticblue has informed Alico that it intends to work cooperatively with the Special Committee with respect to this process.

There can be no assurance that any such transactions will be available or be approved or recommended by the Special Committee, or that any agreement providing for any such transaction will be entered into or consummated.

About Alico

Alico, Inc. (“Alico”) is an American agribusiness and land management company built for today’s world and known for its legacy of achievement and innovation in citrus, sugar, cattle and resource conservation. We own approximately 130,400 acres of land in five Florida counties (Collier, Glades, Hendry, Lee and Polk.) Our principal lines of business are citrus groves, improved farmland including sugar cane, cattle ranching and conservation, and related support operations. We also receive royalties from rock mining and oil production. Our mission is to create value for our customers, clients and shareholders by managing existing lands to their optimal current income and total returns, opportunistically acquiring new agricultural assets and producing high quality agricultural products while exercising responsible environmental stewardship.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “plans,” “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “believes,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; market and pricing risks due to concentrated ownership of stock; the possibility that Alico will not pursue a strategic transaction; the possibility that Atlantic Blue Group, Inc. will reject a transaction otherwise supported by the Special Committee or the full Board of Directors; the possibility that Atlantic Blue Group, Inc. would independently pursue a strategic transaction without the cooperation of Alico; or that any such strategic transaction will not be consummated. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

Mark Humphrey

Senior Vice President and Chief Financial Officer

239-226-2000

mhumphrey@alicoinc.com